UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware			1-10499	46-0172280
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)
3010 W. 69th Street	Sioux Falls	South Dakota		57108
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: 605-978-2900

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	NWE	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure regarding the Forward Sale Agreement (as defined below) and the Additional Forward Sale Agreement (as defined below) under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On November 15, 2021, NorthWestern Corporation d/b/a NorthWestern Energy (Nasdaq: NWE) (the “Company”) issued a press release announcing the Offering (as defined below) and on November 17, 2021, the Company issued a press release announcing that it had priced the Offering. Copies of these press releases are furnished as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01 Other Events.

On November 16, 2021, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), Bank of America, N.A., as forward purchaser (the “Forward Purchaser”), and the Forward Seller (as defined below) with respect to the offering and sale in an underwritten public offering by the Underwriters (the “Offering”) of 6,074,767 shares (the “Offered Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Of the Offered Shares, 1,401,869 shares were issued and sold by the Company to the Underwriters, and 4,672,898 shares were borrowed from third parties and sold to the Underwriters by the Forward Seller.

On November 16, 2021, the Company entered into a forward sale agreement (the “Forward Sale Agreement”) with the Forward Purchaser, relating to an aggregate of 4,672,898 shares of Common Stock, to be borrowed from third parties and sold by the Forward Purchaser or its affiliate (referred to as the “Forward Seller”) to the Underwriters.

On November 17, 2021, the Underwriters exercised in full their option to purchase an additional 911,215 shares of Common Stock pursuant to the Underwriting Agreement. In connection therewith, the Company entered into an additional forward sale agreement (the “Additional Forward Sale Agreement”) with the Forward Purchaser, relating to an aggregate of 911,215 shares of Common Stock (unless the context otherwise requires, the term Forward Sale Agreement as used in this Current Report on Form 8-K includes the Additional Forward Sale Agreement).

The Forward Sale Agreement provides for settlement on a settlement date or dates to be specified at the Company’s discretion, but which is expected to occur on or prior to February 28, 2023. On a settlement date or dates, if the Company decides to physically settle the Forward Sale Agreement, the Company will issue shares of Common Stock to the Forward Purchaser at the then-applicable forward sale price. The forward sale price will initially be $51.8950 per share, which is the price at which the Underwriters have agreed to buy the shares of Common Stock pursuant to the Underwriting Agreement. The Forward Sale Agreement provides that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the Forward Sale Agreement by amounts related to expected dividends on shares of Common Stock during the term of the Forward Sale Agreement. The forward sale price will also be subject to decrease if the cost to the Forward Seller of borrowing a number of shares of Common Stock underlying the Forward Sale Agreement exceeds a specified amount. If the overnight bank funding rate is greater than the spread on any day, the interest factor will result in a daily increase of the forward sale price. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a reduction of the forward sale price for such day.

The Forward Sale Agreement will be physically settled, unless the Company elects to settle the Forward Sale Agreement in cash or to net share settle the Forward Sale Agreement (which the Company has the right to do, subject to certain conditions, other than in the limited circumstances described below). If the Company decides to physically settle or net share settle the Forward Sale Agreement, delivery of shares of Common Stock upon any physical settlement or net share settlement of the Forward Sale Agreement will result in dilution to the Company’s earnings per share. If the Company elects cash or net share settlement for all or a portion of the shares of Common Stock underlying the Forward Sale Agreement, the Company would expect the Forward Purchaser or its affiliate to repurchase a number of shares of Common Stock equal to the portion for which the Company elects cash or net share settlement in order to satisfy its obligation to return the shares of Common Stock the Forward Seller had borrowed in connection with the related sales of Common Stock under the Underwriting Agreement adjusted in the case of net share settlement, by any shares deliverable by or to the Company under the Forward Sale Agreement. If the market value of Common Stock at the time of such purchase is above the forward sale price at that time, the Company will pay or deliver, as the case may be, to the Forward Purchaser under the Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of Common Stock at the time of such purchase is below the forward sale price at that time, the Forward Purchaser will pay or deliver, as the case may be, to the Company under the Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference.

The Forward Purchaser will have the right to accelerate the Forward Sale Agreement (with respect to all or any portion of the transaction under the Forward Sale Agreement that the Forward Purchaser determines is affected by such event) and require the Company to physically settle on a date specified by the Forward Purchaser if:

•the Forward Purchaser is unable to hedge its exposure to the transaction under the Forward Sale Agreement because of the lack of sufficient shares being made available for borrowing because the Forward Purchaser would incur a stock loan fee of more than a specified rate or because it is otherwise commercially impracticable;
•the Forward Purchaser determines that it has an ownership position in the Company’s Common Stock above a limit specified in the Forward Sale Agreement, related to the number of shares of Common Stock that would give rise to certain reporting or registration obligations of or other requirements applicable to the Forward Purchaser or certain associated persons;
•the Company declares a cash dividend (other than extraordinary dividends as such term is defined in the Forward Sale Agreement) on shares of Common Stock with a cash value in excess of a specified periodic amount or the Company declares certain non-cash distributions on shares of Common Stock;
•there is an announcement of any action that, if consummated, would constitute an extraordinary event (as such term is defined in the Forward Sale Agreement and which includes certain mergers and tender offers) or the occurrence of the delisting of the Company’s Common Stock or certain changes in law;
•the Company publicly announces or discloses one or more repurchases of shares or options to repurchase shares of Common Stock that could result in the number of shares underlying the Forward Sale Agreement exceeding a specified percentage of the Company’s total outstanding shares of Common Stock; or
•certain events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by the Company in connection with entering into the Forward Sale Agreement, certain bankruptcy events and certain changes in circumstances causing an illegality (as such terms are defined in the Forward Sale Agreement).

In the ordinary course of their respective businesses, the Forward Purchaser and the Forward Seller and/or their affiliates have in the past and may in the future provide the Company and its affiliates with financial advisory and other services for which they have and in the future will receive customary fees. For example, BofA Securities, Inc. is a lender under the Company’s credit facilities. To the extent the Company uses the proceeds from the transactions reported in this Form 8-K to repay any indebtedness under its credit facilities, BofA Securities, Inc. will receive a portion of such proceeds.

The foregoing descriptions of the Underwriting Agreement, the Forward Sale Agreement, and the Additional Forward Sale Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Forward Sale Agreement, and the Additional Forward Sale Agreement, which are filed as Exhibit 1.1, Exhibit 10.1, and Exhibit 10.2 hereto, respectively, and are incorporated herein by reference.

The Offered Shares are being offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-253047) (the “Registration Statement”). Attached hereto as Exhibit 5.1 is an opinion of counsel regarding the legality of the Offered Shares.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Document
1.1	Underwriting Agreement, dated November 16, 2021, by and among NorthWestern Corporation; BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters; BofA Securities, Inc., as forward seller; and Bank of America, N.A., as forward purchaser.
5.1	Opinion of Timothy P. Olson, Senior Corporate Counsel and Corporate Secretary, NorthWestern Corporation.
10.1	Forward Sale Agreement, dated November 16, 2021, between NorthWestern Corporation and Bank of America, N.A., as forward purchaser.
10.2	Additional Forward Sale Agreement, dated November 17, 2021, between NorthWestern Corporation and Bank of America, N.A., as forward purchaser.
23.1	Consent of Timothy P. Olson, Senior Corporate Counsel and Corporate Secretary, NorthWestern Corporation (included as part of Exhibit 5.1 hereto).
99.1	Press Release, dated November 15, 2021.

Exhibit No.	Description of Document
99.2	Press Release, dated November 17, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary
Date: November 19, 2021